                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 70                                 Trade Date: 06/02/03
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 06/05/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is June 3, 2003



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFU3              $4,276,000.00              3.50%                 12/15/12                 100%




    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option      Subject to Redemption       (including the redemption price)
    ----------------        -----------------     -----------------------      --------------------------------
        7/15/03                    Yes                    Yes                            100% 06/15/04
        monthly                                                                    semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $4,216,136.00             $59,864.00                $2.00             ABN AMRO Financial
                                                                             Services, Inc.